EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement under the Securities Act of 1933 (File No. 333-81123) of our report for the KippGroup dated March 19, 1999 for the year ended December 31, 1998 included in Synetic, Inc.'s Form 8-K dated June 4, 1999, and to all references to our Firm included in this registration statement.



                                            /s/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP


Orange County, California
July 23, 1999